SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:


[ ]  Preliminary Information Statement

     Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d)
     (1))

[X]  Definitive Information Statement


                        ENTRUST FINANCIAL SERVICES, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------

(5) Total fee paid:

    Fee previously paid with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

    -------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------

(3) Filing Party:

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(4) Date Filed:

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                        ENTRUST FINANCIAL SERVICES, INC.
                                47 SCHOOL STREET
                            CHATHAM, NEW JERSEY 07928
                                 (973) 635-4047

                        ---------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON JANUARY 31, 2006 AT 9:00 A.M.

                        ---------------------------------

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.


TO THE SHAREHOLDERS OF ENTRUST FINANCIAL SERVICES, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of ENTRUST FINANCIAL SERVICES, INC (the "Company") will be held at 405 Park Avenue, Suite 1401, New York, New York 10022 on January 31, 2006 at 9:00 A.M., Eastern Time, for the following purposes:

     1. To authorize the Board of Directors of Entrust (the "Board") to amend its Articles of Incorporation to effect a reverse stock split of its common stock at a ratio of not less than one-for-five nor more than one-for-sixty shares at any time prior to September 20, 2006 at the sole discretion of the Board.

     2. To authorize an amendment to the Company's Articles of Incorporation to provide that except as otherwise provided under the Colorado Business Corporations Act (the "CBCA"), any action required or permitted under the CBCA to be taken at a shareholders' meeting may be taken by the written consent of the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

     3. To transact such other business as may properly be brought before the meeting or any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on January 6, 2006 as the record date for the determination of the shareholders entitled to notice of and to vote at this meeting and at any adjournment or postponements thereof.

MANAGEMENT HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY, OTHERWISE YOUR VOTE WILL NO BE COUNTED.

                                                        BY ORDER OF THE BOARD OF
                                                        DIRECTORS

                                                        Arnold Kling, President

Dated:   Chatham, New Jersey
         January 10, 2006

                        ENTRUST FINANCIAL SERVICES, INC.
                                47 SCHOOL STREET
                            CHATHAM, NEW JERSEY 07928
                                 (973) 635-4047

                   -------------------------------------------
                              INFORMATION STATEMENT
                   -------------------------------------------

                       FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 31, 2006

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

         This Information Statement is furnished to the shareholders of Entrust Financial Services, Inc.., a Colorado corporation (the "Company"), in connection with the Special Meeting of Shareholders of the Company to be held at 405 Park Avenue, Suite 1401, New York, New York 10022, on January 31, 2006 at 9:00 A.M., Eastern Time, and at any adjournments thereof (the "Special Meeting"). The approximate date on which this Statement will be mailed to shareholders is January 10, 2006.


         Certain principal shareholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 51,450,000 shares of common stock, par value $.0000001 per share ("Common Stock"), representing approximately 89% of the total issued and outstanding shares of the Company's Common Stock have advised the Company that they intend to vote in favor of proposals 1 and 2 set forth above. No dissenters' rights under the Colorado Business Corporation Act ("CBCA") are afforded to the Company's shareholders as a result of the adoption of these resolutions. Consequently, the proposals will likely be approved at the special meeting of shareholders.


Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,000.00, will be paid by the Company.


                           THE VOTING & VOTE REQUIRED

RECORD DATE AND QUORUM


         Only shareholders of record at the close of business on January 6, 2006 (the "Record Date"), are entitled to notice of and vote at the Special Meeting. On the Record Date, there were 57,612,295 outstanding shares of common stock, par value $.0000001 per share, ("Common Stock"). Each share of Common Stock is entitled to one vote. Shares of Common Stock were the only voting securities of the Company outstanding on the Record Date. A quorum will be present at the Special Meeting if a majority of the shares of Common Stock outstanding on the Record Date are present at the meeting in person.

VOTING REQUIREMENTS

         Approval to amend the Company's articles of incorporation to (i) effect a reverse stock split of the Common Stock; and (ii) provide that except as otherwise provided under the CBCA, any action required or permitted under the CBCA to be taken at a shareholder's meeting may be taken by the written consent of the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, will require the affirmative vote of a majority of all outstanding shares of Common Stock entitled to vote.


                                   PROPOSAL 1

APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ITS COMMON STOCK AT A RATIO OF NOT LESS THAN ONE-FOR-FIVE NOR MORE THAN ONE-FOR-SIXTY SHARES AT ANY TIME PRIOR TO SEPTEMBER 20, 2006 AT THE SOLE DISCRETION OF THE BOARD.


BACKGROUND

Since the Company's disposition of its Entrust Mortgage, Inc. subsidiary in August 2005, the Company's business plan has consisted of exploring potential targets for a business combination with the Company through a purchase of assets, share purchase or exchange, merger or similar type of transaction. In order to facilitate such a transaction, the Company's Board of Directors requires the flexibility to adjust the number of issued and outstanding shares of the Company's common stock to meet the requirements of any such transaction. The Board of Directors believes that it is in the best interest of the Company's shareholders and the Company for the Board to have the authority to effect a reverse stock split of the Company's common shares in order to make the Company more attractive for a potential business combination. The Board of Directors believes that shareholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the Board of Directors with the flexibility to best achieve the desired results of the reverse stock split. The Board of Directors would effect a reverse stock split only upon its determination that a reverse stock split would be in the best interests of the shareholders at that time. To effect a reverse stock split, the Board of Directors would set the timing for such a split and select the specific ratio within the range approved by the shareholders. No further action on the part of shareholders will be required to either implement or abandon the reverse stock split. The Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company's shareholders. The Company presently has no specific plans to issue any shares of Common Stock after effectuating the reverse stock split.

CERTAIN RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF THE COMPANY'S COMMON STOCK (THE AGGREGATE VALUE OF ALL COMPANY COMMON STOCK AT THE THEN MARKET PRICE) AFTER THE PROPOSED REVERSE STOCK SPLIT WILL BE EQUAL TO OR GREATER THAN THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED REVERSE STOCK SPLIT OR THAT THE PER SHARE MARKET PRICE OF THE COMPANY'S COMMON STOCK FOLLOWING THE

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REVERSE STOCK SPLIT WILL INCREASE IN PROPORTION TO THE REDUCTION IN THE NUMBER
OF SHARES OF THE COMPANY'S COMMON STOCK OUTSTANDING BEFORE THE REVERSE STOCK SPLIT.

IF THE REVERSE STOCK SPLIT IS EFFECTED, THE RESULTING PER-SHARE STOCK PRICE MAY NOT ATTRACT OR SATISFY POTENTIAL ACQUISITION TARGETS AND THERE IS NO GUARANTEE THAT ANY TRANSACTION WILL BE EFFECTED.

A DECLINE IN THE MARKET PRICE OF THE COMPANY'S COMMON STOCK AFTER THE REVERSE STOCK SPLIT MAY RESULT IN A GREATER PERCENTAGE DECLINE THAN WOULD OCCUR IN THE ABSENCE OF A REVERSE STOCK SPLIT, AND THE LIQUIDITY OF THE COMPANY'S COMMON STOCK COULD BE ADVERSELY AFFECTED FOLLOWING SUCH A REVERSE STOCK SPLIT.

IMPACT OF THE PROPOSED REVERSE STOCK SPLIT IF IMPLEMENTED

If approved and effected, the reverse stock split will be realized simultaneously for all of the Company's common stock and the ratio will be the same for all of the Company's common stock. The reverse stock split will affect all of the Company's shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company. In addition, the reverse stock split will not affect any shareholder's percentage ownership or proportionate voting power. However, because the number of authorized shares of the Company's common stock will not be reduced, the reverse stock split will increase the Board of Directors' ability to issue authorized and unissued shares without further shareholder action.

The principal effect of the reverse stock split will be that:


o the number of shares of the Company's common stock issued and outstanding will be reduced from 57,612,295 shares to a range of approximately 11,522,459 to 960,205 shares, depending on the reverse stock split ratio determined by the Board of Directors;


o the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into the Company's common stock will be reduced proportionately based upon the reverse stock split ratio selected by the Board of Directors; and

o based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase shares of the Company's common stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split.

In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

EFFECT ON FRACTIONAL SHAREHOLDERS

You will not receive fractional post-reverse stock split shares in connection with the reverse stock split. All post-split shareholdings will be rounded to the nearest full share.


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EFFECT ON REGISTERED AND BENEFICIAL SHAREHOLDERS

Upon a reverse stock split, we intend to treat shareholders holding the Company's common stock in "street name", through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company's common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

EFFECT ON REGISTERED CERTIFICATED SHARES

Some of our registered shareholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, Corporate Stock Transfer, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate, you will be issued the appropriate number of shares electronically in book-entry form under the direct registration system.

POTENTIAL ANTI-TAKEOVER EFFECT

The reverse stock split could adversely affect the ability of third parties to takeover or change the control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board or contemplating a tender offer or other transaction for the combination of the Company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not in response to any effort of which we are aware to accumulate the Company's shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board and shareholders.


 SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT
                  ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

AUTHORIZED SHARES


The reverse stock split would affect all issued and outstanding shares of the Company's common stock and outstanding rights to acquire the Company's common stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Company's common stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. As of December 12, 2005, we had 100,000,000 shares of authorized common stock and 57,612,295 shares of common stock issued and outstanding. We will continue to have 1,000,000 authorized shares of preferred stock, all of which are unissued at this time. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of the Company's common stock will be diluted.

ACCOUNTING MATTERS

The reverse stock split will not affect the par value of the Company's common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Company's common stock on its balance sheet will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Company's common stock will be restated because there will be fewer shares of the Company's common stock outstanding.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

If the Board of Directors decides to implement the reverse stock split at any time prior to September 20, 2006, we will promptly file an Articles of Amendment with the Secretary of State of the State of Colorado to amend our existing Articles of Incorporation. The reverse stock split will become effective on the date of filing the Articles of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Articles of Amendment is set forth in Exhibit A to this information statement. The text of the Articles of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Colorado and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

NO APPRAISAL RIGHTS

Under the Business Corporation Act of the State of Colorado, the Company's shareholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide shareholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder's own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a shareholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a shareholder upon such shareholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the shareholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The shareholder's holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

                                   PROPOSAL 2

 APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE
  FOR ACTION BY THE WRITTEN CONSENT OF THE SHAREHOLDERS HOLDING SHARES HAVING NOT LESS THAN THE MINIMUM NUMBER OF VOTES THAT WOULD BE NECESSARY TO
                   AUTHORIZE OR TAKE SUCH ACTION AT A MEETING.


         In April 2005, the CBCA was amended to provide for actions by less than unanimous consent of shareholders without a meeting. Under Section 7-107-104 of the CBCA, as amended, if expressly provided for in the articles of incorporation of a company, the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to such action in writing without the need to hold a meeting. This change to the CBCA, which permits shareholder action by less than unanimous written consent, brought Colorado in-line with a majority of the jurisdictions of organization of most companies which are public, effectively streamlining the corporate governance process and eliminating the need to incur the unnecessary expense associated with convening special meetings of shareholders.

         The Company's Articles of Incorporation currently do not allow for action by written consent by less than all shareholders entitled to vote on matters requiring their approval. In December 2005, the Company's Board adopted a resolution, subject to shareholder approval, to amend its Articles of Incorporation to provide that shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to such action in writing as permitted by Section 7-107-104 of the CBCA, as amended.

         The Company's Board believes (i) that since the corporate laws of a majority of the jurisdictions of organization of most companies which are public already allow for action by written

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


consent by less than all shareholders, it is generally viewed as streamlining the corporate governance process, and (ii) it eliminates unnecessary costs and delays associated with holding a shareholders meeting, it is in the Company's best interest to amend its charter to allow for action to be taken by shareholders by written consent without requiring the written consent of all shareholders entitled to vote thereon.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table lists, as of December 12, 2005, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.


The percentages below are calculated based on 57,612,295 shares of ENTRUST FINANCIAL SERVICES, INC. common stock issued and outstanding.



                                                                Percentage of
Name and Address of                 Number of Shares                Shares
Beneficial Owner                   Beneficially Owned (1)     Beneficially Owned
------------------------           ----------------------    -------------------


R&R Biotech Partners, LLC                 39,600,000                 68.7%
330 Madison Avenue, 27th floor
New York, NY 10017
Attention: Thomas Pinou, CFO

Moyo Partners, LLC (2)                     9,900,000                 17.2%
c/o Arnold Kling, Esq.
444 East 86th Street, PHF
New York, NY 10028

Arnold Kling                               1,950,000                  3.4%

Kirk Warshaw                               1,950,000                  3.4%

Officers and Directors
as a group (2 persons)                     9,900,000                 24.0%


(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.


(2) Arnold Kling controls Moyo Partners, LLC and therefore is the beneficial owner of the shares held by this entity.


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

          INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO
                                 BE ACTED UPON.

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."


                                  OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Kirk M. Warshaw
47 School Street
Chatham, New Jersey 07928
Telephone:     (973) 635-4047


      BY ORDER OF THE BOARD OF DIRECTORS OF ENTRUST FINANCIAL SERVICES, INC.

EXHIBIT A

                                STATE OF COLORADO
                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                        ENTRUST FINANCIAL SERVICES, INC.

Entrust Financial Services, Inc., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Colorado (the "Corporation"), does hereby certify the following:

FIRST: The Articles of Incorporation is hereby amended by inserting the following three new paragraphs following the current text of Article FOURTH:

            Upon the filing of this amendment with the office of the Secretary of State of the State of Colorado (the "Effective Date"), each [number determined by the Corporation's Board of Directors] shares of Common Stock then issued, which are the only voting securities of the Corporation issued and outstanding, shall be automatically reclassified into one share of Common Stock. No fractional interests in shares shall be issued, nor shall any shareholder be entitled to any cash compensation for any fractional interests after such reclassification.

            From and after the Effective Date, the amount of capital represented by the Common Stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date, until thereafter reduced or increased in accordance with applicable law. The par value of a Share of Common Stock shall remain unchanged after the reverse Stock Split at $0.0000001 per share.

            From and after the Effective Date, the total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall remain unchanged.

SECOND: The Corporation's directors took action to authorize this amendment pursuant to authority granted by shareholders of the Corporation pursuant to the By-Laws of the Company and Colorado Business Corporation Act ss.7-110-103. The resolutions adopted by the Board of Directors which set forth the foregoing amendment, declared that this amendment is advisable and consistent with the authority granted by the Corporation's shareholders.

THIRD: In accordance with Section 7-110-103 of the Business Corporation Act of the State of Colorado, a majority of outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, approved the foregoing amendment.

FOURTH: The foregoing amendment has been duly adopted in accordance with Section 7-110-101 of the Business Corporation Act of the State of Colorado.

IN WITNESS WHEREOF, Entrust Financial Services, Inc. has caused this Articles of Amendment to be signed and executed in its name and behalf by its duly authorized President in accordance with provisions of the Business Corporation Act of the State of Colorado.

DATED: _______________, 2006

                                             ENTRUST FINANCIAL SERVICES, INC.

                                             By: _______________________________
                                                  Arnold Kling, President

EXHIBIT B

                                STATE OF COLORADO
                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                        ENTRUST FINANCIAL SERVICES, INC.

Entrust Financial Services, Inc., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Colorado (the "Corporation"), does hereby certify the following:

FIRST: The Articles of Incorporation is hereby amended by inserting the following new paragraph following the current text of Article _______:

            Upon the filing of this amendment with the office of the Secretary of State of the State of Colorado (the "Effective Date"):

            From and after the Effective Date any action required to be taken at a shareholders' meeting may be taken without a meeting by the written consent of shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present.

SECOND: The Corporation's directors took action to authorize this amendment pursuant to authority granted by shareholders of the Corporation pursuant to the By-Laws of the Company and Colorado Business Corporation Act ss.7-110-103. The resolutions adopted by the Board of Directors which set forth the foregoing amendment, declared that this amendment is advisable and consistent with the authority granted by the Corporation's shareholders.

THIRD: In accordance with Section 7-110-103 of the Business Corporation Act of the State of Colorado, a majority of outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, approved the foregoing amendment.

FOURTH: The foregoing amendment has been duly adopted in accordance with Section 7-110-101 of the Business Corporation Act of the State of Colorado.

IN WITNESS WHEREOF, Entrust Financial Services, Inc. has caused this Articles of Amendment to be signed and executed in its name and behalf by its duly authorized President in accordance with provisions of the Business Corporation Act of the State of Colorado.


DATED: _______________, 2006

                                             ENTRUST FINANCIAL SERVICES, INC.

                                             By: _______________________________
                                                  Arnold Kling, President